UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2010

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2010, Pengram Corporation (the "Company") entered into a second extension agreement (the "Second Extension Agreement") to the original agreement dated January 29, 2010, as amended January 21, 2010, entered into by and between the Company and Agus Abidin. The Second Extension Agreement extends the expiry of the due diligence period from March 31, 2010 to April 30, 2010. Following expiry of the due diligence period, the Company may exercise its option to enter into a formal acquisition agreement to earn up to an 85% undivided interest in the Manado Gold Property.

The Manado Gold Property, located 50 miles south of Manado in northern Sulawesi, Indonesia, is comprised of four contiguous mining tenements called “Bagkit Limpoga Jaya”, “Hakian Wellem Rumansi”, “Ratak Mining”, and “Manembo Mineral” which cover an area of approximately 300 hectares.

There are no assurances that the Company will exercise its option to enter into a formal acquisition agreement, or that it will be able to earn any interest in the Manado Gold Property.

SECTION 7 – REGULATION FD DISCLOSURE

ITEM 7.01	REGULATION FD DISCLOSURE

U.S. PRIVATE PLACEMENT

On April 5, 2010, the Board of Directors of the Company approved a new private placement offering (the “U.S. Offering”) of up to 5,000,000 units (the “Private Placement Units”) at a price of $0.10 US per Unit, with each Private Placement Unit consisting of one share of the Company’s common stock and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock exercisable for a period of two years at a price of $0.15 US per share.

The offering will be made in the United States to persons who are accredited investors as defined in Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”).

AMENDED TERMS TO FOREIGN PRIVATE PLACEMENT

On April 5, 2010, the Company’s Board of Directors approved amendments to the terms of the outstanding offering of up to 3,000,000 units (the "Foreign Offering") originally approved by the Company’s Board of Directors on May 1, 2009. The units and the warrants under the Foreign Private Placement were amended as follows:

(a)	the subscription price for each Unit was reduced from $0.20 to $0.10 per Unit;

(b)	the warrant exercise price was reduced from $0.30 to $0.15 per share; and

(c)	the warrant expiry date was extended from a one year period to a two year period from the date of issuance of the warrant.

The Foreign Offering is being offered to persons who are not residents of the United States and are otherwise not “U.S. Persons,” as defined in Rule 902(k) of Regulation S of the Securities Act.

The proceeds of the U.S. Offering and the Foreign Offering will be used to fund acquisition and exploration of mineral properties and for working capital purposes. There are no assurances that the U.S. Offering or the Foreign Offering or any part of them will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Agreement dated for reference November 2, 2009 executed on January 19, 2010 between the Company and Agus Abidin (Manado Gold Property).(1)
10.2	Extension Agreement dated January 21, 2010 between the Company and Agus Abidin (Manado Gold Property).(2)
10.3	Second Extension Agreement dated March 29, 2010 between the Company and Agus Abidin (Manado Gold Property).

(1)	Previously filed as an exhibit to our Current Report on Form 8-K filed on January 21, 2010.
(2)	Previously filed as an exhibit to our Annual Report on Form 10-K filed on March 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: April 6, 2010
	By:	/s/ Richard W. Donaldson

RICHARD W. DONALDSON
President and Chief Executive Officer